UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 19, 2021

DEXCOM, INC.
(Exact Name of the Registrant as Specified in Its Charter)

Delaware	000-51222	33-0857544
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
6340 Sequence Drive, San Diego, CA 92121
(Address of Principal Executive Offices, Including Zip Code)
(858) 200-0200
(Registrant’s Telephone Number, Including Area Code)
(Former Name, Former Address, and Former Fiscal Year, if changed from last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 Par Value Per Share	DXCM	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On March 23, 2021, DexCom, Inc. (“Dexcom”) announced that Jereme Sylvain was promoted to Chief Financial Officer, in addition to remaining as Chief Accounting Officer, effective March 19, 2021 (the “Appointment Date”). Mr. Sylvain will serve as Dexcom’s principal financial officer and principal accounting officer for purposes of the Exchange Act. Mr. Sylvain is not a party to and does not have any direct or indirect material interest in any transaction with Dexcom required to be disclosed under Item 404(a) of Regulation S-K. Effective as of the Appointment Date, Dexcom’s current Chief Financial Officer, Quentin Blackford, has agreed to resign from this position, but will remain in his role as Dexcom’s Chief Operating Officer.
Mr. Sylvain, age 41, has served as Dexcom’s Senior Vice President, Finance and Chief Accounting Officer since March 2020, and joined Dexcom in September 2018 as its Vice President, Finance and Corporate Controller. Prior to joining Dexcom, Mr. Sylvain held various positions at NuVasive, Inc., including Vice President, Corporate Controller and Chief Accounting Officer from August 2016 to September 2018 and Vice President, Corporate Controller from March 2014 to August 2016. Prior to joining Nuvasive, Mr. Sylvain held the role of Senior Director, Finance with Thermo Fisher Scientific, where he was responsible for global accounting for the life sciences solutions group. Mr. Sylvain joined Thermo Fisher Scientific in February 2014, following its acquisition of Life Technologies Corporation. From July 2007 to February 2014, Mr. Sylvain held multiple finance and accounting roles at Life Technologies and its predecessor, Invitrogen Corporation. Prior to joining Invitrogen in July 2007, Mr. Sylvain was part of the public accounting firm Ernst & Young LLP. Mr. Sylvain obtained his Certified Public Accounting license after receiving a Bachelors of Science degree in Finance from Arizona State University and a Masters of Science in Accountancy from the University of Notre Dame.
In connection with this promotion, Mr. Sylvain will receive a raise, with an annual base salary of $379,500.07 and annual bonus opportunity equal to 75% of his base salary, which will be effective immediately. Mr. Sylvain also received a total equity grant of 6,627 restricted stock units or $2,587,500 based on the average closing price of Dexcom common stock for the 30-trading day period as of five business days prior to the grant date (the "Equity Award"). The Equity Award consists of 5,301 time-based restricted stock units (“RSUs”) and 1,326 performance-based restricted stock units ("PSUs") respectively. The RSUs will vest in three equal annual installments beginning on the first anniversary of the grant date, subject to the terms and conditions of Dexcom’s Amended and Restated 2015 Equity Incentive Plan, including his continued employment by Dexcom on each vesting date. The PSUs may only be earned and vest upon achievement of both operational goals in 2021 and our 3-year relative total shareholder return (TSR) performance versus the Nasdaq Composite Index, as well as Mr. Sylvain’s continued employment by Dexcom on their vesting date. Mr. Sylvain remains eligible to participate in the employee benefit plans that Dexcom offers its other employees.
Dexcom announced the promotion of Mr. Sylvain in a press release furnished as Exhibit 99.01 to this report and is incorporated herein by this reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Number	Description

99.01	Press release dated March 23, 2021.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEXCOM, INC.

By:	/s/ PATRICK M. MURPHY Patrick M. Murphy Executive Vice President and Chief Legal Officer
Date: March 23, 2021